EXHIBIT 23.3

November 8, 2004

Cooper Industries, Ltd.
600 Travis, Suite 5800
Houston, Texas 77002-1001

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to Cooper Industries, Inc.’s Amended and Restated Stock Incentive Plan of the use of our name and the reference to an analysis, with which our firm assisted, concerning the contingent liability exposure of the Company for certain asbestos-related claims, under “Item 3. Legal Proceedings” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, and in Note 16 to its consolidated financial statements for the year ended December 31, 2003 and also under “Part I; Item 1. Financial Statements; Note 12. Charge Related to Discontinued Operations”, and under “Part II – Other Information; Item 1. Legal Proceedings” included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

Sincerely,

/s/ Charles E. Bates, Ph.D.

Charles E. Bates, Ph.D.
President and Senior Partner
Bates White, LLC